Exhibit 99.1

NEWS RELEASE

Maxar Technologies Appoints The University of Texas at El Paso President, Former Congresswoman and Former Air Force Secretary Dr. Heather Wilson to its Board of Directors

Westminster, Colo. – January 19, 2021 – Maxar Technologies (NYSE:MAXR) (TSX:MAXR), a trusted partner and innovator in Earth Intelligence and Space Infrastructure, today announced the appointment of Dr. Heather Wilson to serve on the Company’s Board of Directors. Dr. Wilson will serve as a Director for a term expiring at the Company’s 2021 Annual Meeting of Stockholders when she will stand for election by the stockholders.

Dr. Wilson, age 60, has served as President of The University of Texas at El Paso since 2019. Previously, she was the Secretary of the United States Air Force from May 2017 through May 2019. From 1998 to 2009, Dr. Wilson represented Albuquerque, New Mexico in the U.S. House of Representatives, where she was a senior member of the House Energy and Commerce Committee and Chair of the House Intelligence Subcommittee on Technical and Tactical Intelligence. Before becoming Secretary of the Air Force, Dr. Wilson served on the boards of Peabody Energy (NYSE:BTU) and Raven Industries (NASDAQ:RAVN).

Dr. Wilson is a member of the National Science Board and chairs the Women in Aviation Advisory Board of the Federal Aviation Administration. She holds a Bachelor of Science Degree from the U.S. Air Force Academy and earned her Master’s and Doctoral degrees from Oxford University in England as a Rhodes Scholar. She is a former U.S. Air Force officer.

“We are extraordinarily pleased to welcome Dr. Wilson to Maxar’s Board,” said Maxar Chairman Gen. (Ret.) Howell Estes III. “Her knowledge and experience from a distinguished career of service to this nation will be incredibly valuable as we provide oversight and guidance for Maxar's next phase.”

“Dr. Wilson’s deep understanding of the national security and intelligence communities make her an ideal choice as Maxar applies its unique Earth Intelligence and Space Infrastructure capabilities to a growing array of U.S. Government missions,” said Maxar CEO Dan Jablonsky. “We are also passionate about and committed to creating an inclusive environment and building the workforce of the future, and Dr. Wilson’s experience leading the University of Texas at El Paso gives her a unique and valuable perspective in that regard.”

About Maxar

Maxar is a trusted partner and innovator in Earth Intelligence and Space Infrastructure. We deliver disruptive value to government and commercial customers to help them monitor, understand and navigate our changing planet; deliver global broadband communications; and

explore and advance the use of space. Our unique approach combines decades of deep mission understanding and a proven commercial and defense foundation to deploy solutions and deliver insights with unrivaled speed, scale and cost effectiveness. Maxar’s 4,300 team members in over 20 global locations are inspired to harness the potential of space to help our customers create a better world. Maxar trades on the New York Stock Exchange and Toronto Stock Exchange as MAXR. For more information, visit www.maxar.com.

Forward-Looking Statements
Certain statements and other information included in this release constitute "forward-looking information" or "forward-looking statements" (collectively, "forward-looking statements") under applicable securities laws. Statements including words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate" or "expect" and other words, terms and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, as well as other statements referring to or including forward-looking information included in this presentation.

Forward-looking statements are subject to various risks and uncertainties which could cause actual results to differ materially from the anticipated results or expectations expressed in this presentation. As a result, although management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, the risk factors and other disclosures about the Company and its business included in the Company's continuous disclosure materials filed from time to time with U.S. securities and Canadian regulatory authorities, which are available online under the Company's EDGAR profile at www.sec.gov, under the Company's SEDAR profile at www.sedar.com or on the Company's website at www.maxar.com.

The forward-looking statements contained in this release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this presentation or other specified date and speak only as of such date. The Company disclaims any intention or obligation to update or revise any forward-looking statements in this presentation as a result of new information or future events, except as may be required under applicable securities legislation.

Investor Relations Contact:

Jason Gursky

Maxar VP, Investor Relations and Corporate Treasurer

1-303-684-2207

jason.gursky@maxar.com

Media Contact:

Turner Brinton

Maxar Media Relations

1-303-684-4545

turner.brinton@maxar.com